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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                Current Report Pursuant to Section 13 or 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report                                          Commission file number
October 24, 2000                                                1-6686
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                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             13-1024020
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(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification  No.)


1271 Avenue of the Americas, New York, New York                    10020
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(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (212) 399-8000



Item 5.   Other Events.

On October 20, 2000, The Interpublic Group of Companies completed the issuance and sale of $500 million principal amount of senior unsecured notes due 2005. The notes bear an interest rate of 7.875% per annum. The Company used the net proceeds of approximately $495.5 million from the sale of the notes to repay outstanding indebtedness under its credit facilities. The notes have been registered under the Securities Act of 1933, as amended.


         Exhibits.

         99.1 Senior Debt Indenture dated as of October 20, 2000, relating to the 7.875% Notes due 2005

         99.2 Underwriting Agreement dated as of October 17, 2000, relating to the 7.875% Notes due 2005





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              THE INTERPUBLIC GROUP OF
                                                COMPANIES, INC.



Date: October 24, 2000                    By: /s/ Nicholas J. Camera
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                                              Nicholas J. Camera
                                              SENIOR VICE PRESIDENT, GENERAL
                                              COUNSEL AND SECRETARY